UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2014

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55016	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

655 Montgomery Street, Suite 900 San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 7, 2014, Amarantus Bioscience Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with an institutional investor (the “Investor”) pursuant to which the Company will sell and issue 3,300 shares of newly designated Series E 12% Convertible Preferred Stock (”Series E Preferred Stock”) to the Investor for gross proceeds of $3,000,000 and a 10% original issue discount.

On November 7, 2014, the Company filed a Certificate of Designation designating 3,800 of its preferred stock as Series E Preferred Stock. Each share of Series E Preferred Stock has a stated value of $1,000 and pays on a quarterly basis 12% cumulative dividends per annum. Dividends are payable by the Company in cash or at the Company’s option, in shares of common stock if certain conditions are met. Each share of Series E Preferred Stock is convertible, commencing six months after issuance, into shares of common stock by dividing the stated value per share by the then effective conversion price. The conversion price for the Series E Preferred Stock shall initially be equal $0.08 per share, subject to adjustment under certain equity conditions beginning 6 months from the closing date. The holder of Series E Preferred Stock shall have the right to vote on all matters submitted to the Company’s shareholders and shall be entitled to such number of votes on an as -converted basis.

On November 12, 2014, the Investor converted a promissory note in the aggregate principal amount of $500,000 into 50 shares of Series E Preferred Stock.

The above descriptions of the material terms of the SPA and the Certificate of Designation are qualified in their entirety by reference to the text of the SPA and the Certificate of Designation.

Item 2.02 Results of Operations and Financial Condition.

On November 10, 2014, the Company issued a press release announcing its financial results for the nine months ended September 30, 2014. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

The issuance of the securities described above were completed in accordance with the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation filed November 7, 2014
10.1	Form of Securities Purchase Agreement
99.1	Press Release date November 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: November 14, 2014	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer